Exhibit 4.7

                             DICTAPHONE CORPORATION
                       LIMITED WAIVER AND FIFTH AMENDMENT
                               TO CREDIT AGREEMENT


          This LIMITED WAIVER AND FIFTH AMENDMENT TO CREDIT AGREEMENT (this "AMENDMENT") is dated as of December 31, 1998 and entered into by and among DICTAPHONE CORPORATION (successor to Dictaphone Acquisition Inc.), a Delaware corporation ("COMPANY"), and the financial institutions listed on the signature pages hereof ("LENDERS"), and is made with reference to that certain Credit Agreement dated as of August 7, 1995, as amended to the date hereof (as so amended, the "CREDIT AGREEMENT"), by and among Company, Lenders, NationsBank, N.A. (Carolinas), as documentation agent for Lenders, and Bankers Trust Company, as administrative agent for Lenders and as collateral agent for Lenders. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

                                 R E C I T A L S
                                 - - - - - - - -

          WHEREAS, Company has informed Lenders that it will not be in compliance with the covenants set forth in subsection 7.6 of the Credit Agreement as of December 31, 1998 and for the four-Fiscal Quarter period ending on such date;

          WHEREAS, Company has requested Lenders to waive Company's compliance with subsection 7.6 of the Credit Agreement as of December 31, 1998 and for the four-Fiscal Quarter period ending on such date;

          WHEREAS,   Stonington   Fund  has  agreed  to  provide   Company  with
$20,000,000 in new cash equity contributions, the proceeds of which Company desires to use for working capital and general corporate purposes; and

          WHEREAS, Company also desires (i) to consummate the Melbourne Asset Sale, (ii) to retain a portion of the proceeds thereof for working capital and general corporate purposes, and (iii) to use the remainder of the proceeds thereof (a) to prepay certain scheduled principal installments in respect of the Tranche B Term Loans and the New Term Loans and (b) to reduce the Subordinated Indebtedness evidenced by the Subordinated Notes by making certain scheduled interest payments and repurchasing certain Subordinated Notes.

          NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1. WAIVER

          Subject to the terms and conditions set forth herein and in reliance on the representations and warranties of Company herein contained, Lenders hereby waive compliance by Company with the provisions of subsection 7.6 of the Credit Agreement as of December 31, 1998 and for the four-Fiscal Quarter period ending on such date.

SECTION 2. LIMITATION OF WAIVER

          Without limiting the generality of the provisions of subsection 10.6 of the Credit Agreement, the waiver set forth above shall be limited precisely as written and shall relate solely to Company's non-compliance with the provisions of subsection 7.6 of the Credit Agreement in the manner and to the extent described above, and nothing in this Amendment shall be deemed to:

               (i)  constitute a waiver of compliance by Company with respect to
          (a) subsection 7.6 of the Credit Agreement in any other instance for any period commencing after December 31, 1998 or (b) any other term, provision or condition of the Credit Agreement, the other Loan Documents or any other instrument or agreement referred to therein (whether in connection with the above waiver or otherwise); or

               (ii) prejudice any right or remedy that Agent or any Lender may now have or may have in the future under or in connection with the Credit Agreement, the other Loan Documents, any other instrument or agreement referred to therein or under applicable law.

          Except as expressly set forth herein, the terms, provisions and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect and in all other respects are hereby ratified and confirmed.

SECTION 3. AMENDMENTS TO THE CREDIT AGREEMENT

3.1  AMENDMENTS TO SUBSECTION 1.1: CERTAIN DEFINED TERMS.
     ---------------------------------------------------

          A. AMENDMENTS TO EXISTING DEFINITIONS. Certain definitions contained in subsection 1.1 of the Credit Agreement are hereby amended as follows:

               (i) The definition of "CONSOLIDATED NET WORTH" is hereby amended by adding the phrase "or the Melbourne Asset Sale" immediately after the phrase "Specified Asset Sale/Financing" contained therein.

               (ii) The definition of "SPECIFIED ASSET SALE/FINANCING" is hereby amended by deleting it in its entirety and substituting therefor the following:

                              "SPECIFIED ASSET SALE/FINANCING" means each of the
                              Headquarters    Asset   Sale,   the   Headquarters
                              Financing and/or the Swiss Asset Sale.

          B. ADDITION OF NEW DEFINITIONS. Subsection 1.1 of the Credit Agreement is hereby amended by adding thereto the following definitions which shall be inserted in proper alphabetical order:

                    "JANUARY 1999 EQUITY" means not less than $20,000,000 in new cash payment in kind preferred equity contributions made to Company by the Stonington Fund on or before January 28, 1999.

                    "FIFTH AMENDMENT" means that certain Limited Waiver and Fifth Amendment to Credit Agreement dated as of December 31, 1998 by and among Company and Lenders.

                    "FIFTH AMENDMENT EFFECTIVE DATE" has the meaning assigned to that term in the Fifth Amendment.

                    "FIRST AMENDMENT TO NEW CREDIT AGREEMENT" means that certain Limited Waiver and First Amendment to Credit Agreement dated as of December 31, 1998 by and among Company and New Lenders.

                    "INITIAL PREPAYMENT AMOUNT" means the first $35,000,000 of the Net Cash Proceeds of the Melbourne Asset Sale, Existing Lenders' Share of which amount shall be applied to prepay
                    the   Tranche   B  Term   Loans   pursuant   to   subsection
                    2.4B(iii)(c).

                    "INITIAL RETAINED AMOUNT" has the meaning assigned to that term in subsection 2.4B(iii)(c).

3.2  AMENDMENT TO SUBSECTION 2.2A(II): RATE OF INTEREST.
     --------------------------------------------------

          (i) Subsection 2.2A(ii)(a) of the Credit Agreement is hereby amended by deleting the reference to "2.25%" contained therein and substituting therefor "2.75%".

          (ii) Subsection 2.2A(ii)(b) of the Credit Agreement is hereby amended by deleting the reference to "3.25%" contained therein and substituting therefor "3.75%".

3.3  AMENDMENTS TO SUBSECTION 2.4B: PREPAYMENTS AND REDUCTIONS IN COMMITMENTS.
     ------------------------------------------------------------------------

     A.  MANDATORY  PREPAYMENT  EVENTS.   Subsection  2.4B(iii)  of  the  Credit
     Agreement is hereby amended as follows:

          (i) Paragraphs (c), (d), (e), (f), (g), (h), (i) and (j) of subsection 2.4B(iii) of the Credit Agreement are relettered as
               (d), (e), (f), (g), (h), (i), (j) and (k).

          (ii) A new paragraph (c) of subsection 2.4B(iii) of the Credit Agreement is added as follows:

                         "(c)  PREPAYMENTS FROM THE MELBOURNE ASSET SALE. On the
                    date of receipt by Company or any of its Subsidiaries of any Cash Proceeds of an Asset Sale constituting the Melbourne Asset Sale, Company shall prepay the Tranche B Term Loans in an amount equal to Existing Lenders' Share of the Net Cash Proceeds of the Melbourne Asset Sale; PROVIDED that, anything contained herein to the contrary notwithstanding,
                    (1) from and after such time as the aggregate Net Cash Proceeds of the Melbourne Asset Sale equals or exceeds the

                    Initial Prepayment Amount, Company shall be entitled to retain (without any corresponding prepayment under this subsection 2.4B(iii)(c)) the next $20,000,000 in excess of the Initial Prepayment Amount (the "INITIAL RETAINED AMOUNT") of the Net Cash Proceeds of the Melbourne Asset Sale and (2) from and after such time as the aggregate Net Cash Proceeds of the Melbourne Asset Sale equals or exceeds $55,000,000, Company shall prepay the Tranche B Term Loans in an amount equal to Existing Lenders' Share of 50% of the Net Cash Proceeds of the Melbourne Asset Sale in excess of $55,000,000 (any Net Cash Proceeds of the Melbourne Asset Sale being retained by Company pursuant to this clause (2) shall not be subject to prepayment under this subsection 2.4B(iii)(c)); and PROVIDED, FURTHER that, to the extent any portion of New Lenders' Share of any Net Cash Proceeds of the Melbourne Asset Sale are not applied to prepay the New Term Loans as required under subsection 2.4B(ii)(b) of the New Credit Agreement as in effect on the Fifth Amendment Effective Date (after giving effect to the First Amendment to New Credit Agreement), Company shall promptly make an additional prepayment of the Tranche B Term Loans in an amount equal to such portion not so applied to prepay the New Term Loans. Any prepayments of the Tranche B Term Loans pursuant to this subsection 2.4B(iii)(c) shall be applied to the remaining scheduled installments of principal of the Tranche B Term Loans set forth in subsection 2.4A(ii) in forward order of maturity."

          (iii)Paragraph (c) of subsection 2.4B(iii) of the Credit Agreement (before giving effect to the relettering of such paragraph) is amended by adding the phrase "or the Melbourne Asset Sale" immediately after the phrase "Specified Asset Sale/Financing".

          (iv) Paragraph (d) of subsection 2.4B(iii) of the Credit Agreement (before giving effect to the relettering of such paragraph) is amended by deleting "(other than Cash proceeds of any Headquarters Financing or any other Indebtedness permitted under subsection 7.1)" and substituting therefor the following:

                         "(other than the January 1999 Equity, the Cash proceeds of any Headquarters Financing or any other Indebtedness permitted under subsection 7.1)".

          (v) Paragraph (h) of subsection 2.4B(iii) of the Credit Agreement (before giving effect to the relettering of such paragraph) is amended by:

               (a) deleting the reference to "subsections 2.4B(iii)(b)-(g)" contained therein and substituting therefor "subsections 2.4B(iii)(b)-(h)"; and

               (b) adding the phrase "(including, without limitation, the Melbourne Asset Sale)" immediately after the phrase "Net Cash Proceeds of Asset Sale".

     B. APPLICATION OF CERTAIN MANDATORY PREPAYMENTS. Subsection 2.4B(iv)(b) of the Credit Agreement is hereby amended by deleting it in its entirety and substituting therefor the following:

          "(b) APPLICATION OF CERTAIN MANDATORY PREPAYMENTS OF TRANCHE B TERM LOANS TO THE SCHEDULED INSTALLMENTS OF PRINCIPAL THEREOF. Any
          mandatory prepayments of the Tranche B Term Loans pursuant to subsections 2.4B(iii)(d)-(h) (and any related such mandatory prepayments pursuant to subsection 2.4B(iii)(i)) shall be applied to reduce the remaining scheduled installments of principal of the Tranche B Term Loans set forth in subsection 2.4A(ii) in inverse order of maturity."

3.4  AMENDMENTS TO SUBSECTION 6.4: MAINTENANCE OF PROPERTIES; INSURANCE.
     ------------------------------------------------------------------

          Subsection 6.4 of the Credit Agreement is amended by deleting each reference to "subsection 2.4B(iii)(a)" contained therein and substituting therefor "subsection 2.4B(iii)(d)".

3.5  AMENDMENTS TO SUBSECTION 7.5: RESTRICTED JUNIOR PAYMENTS.
     --------------------------------------------------------

          Subsection 7.5 of the Credit Agreement is hereby amended by deleting it in its entirety and substituting therefor the following:

               "7.5 RESTRICTED JUNIOR PAYMENTS.

                    Company   shall  not,  and  shall  not  permit  any  of  its
               Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment; PROVIDED that (i) on or after August 1, 1999, Company may repurchase certain Subordinated Notes so long as (a) such Subordinated Notes are repurchased only with proceeds of the Melbourne Asset Sale constituting all or a portion of the Initial Retained Amount, (b) Company shall have made the regularly scheduled interest payment due on August 1, 1999 in respect of the Subordinated Notes (subject to clause (ii) hereof), and (c) no Event of Default or Potential Event of Default shall have occurred and be continuing or shall be caused thereby; (ii)
               Company may make regularly scheduled payments of interest in respect of the Subordinated Indebtedness in accordance with the terms of, and only to the extent required by, and subject to the subordination provisions contained in, the indenture or other agreement pursuant to which such Subordinated Indebtedness was issued, as such indenture or other agreement may be amended from time to time to the extent permitted under subsection 7.15B; and
               (iii) so long as no Event of Default or Potential Event of Default shall have occurred and be continuing or shall be caused thereby, Company may make Restricted Junior Payments to repurchase shares of Company Common Stock (or options or warrants to acquire Company Common Stock) from Management Investors in accordance with the terms of the Stockholders Agreement."

3.6  AMENDMENTS TO SUBSECTION 7.6: FINANCIAL COVENANTS.
     -------------------------------------------------

          Subsections 7.6A, B, and D of the Credit Agreement are hereby amended by deleting them in their entirety and substituting therefor the following:

          "A. MAXIMUM LEVERAGE RATIO. Company shall not permit the ratio of (i) Consolidated Total Debt as of the last day of any four-Fiscal Quarter period ending during any of the periods set forth below (or as of the last day of any of the one, two or three Fiscal Quarter periods, as the case may be, occurring after January 1, 1999 and ending on or before September 30,
     1999) to (ii) Consolidated EBITDA for such one, two, three or four-Fiscal Quarter period, as the case may be, to exceed the applicable correlative ratio indicated in the relevant column below (depending on whether or not the Melbourne Asset Sale has been consummated on or before the last day of the applicable one, two, three or four-Fiscal Quarter period):


                                MAXIMUM LEVERAGE RATIO    MAXIMUM LEVERAGE RATIO
                                (BEFORE THE MELBOURNE     (AFTER THE MELBOURNE
               PERIOD                 ASSET SALE)              ASSET SALE)
         ------------------     ----------------------    ----------------------

         January 1, 1999 -            13.30:1.00                15.10:1.00
           March 31, 1999

         April 1, 1999 -              13.40:1.00                15.70:1.00
           June 30, 1999

         July 1, 1999 -               10.60:1.00                13.00:1.00
           September 30, 1999

         October 1, 1999 -             6.20:1.00                 6.80:1.00
           December 31, 1999

         January 1, 2000 -             6.20:1.00                 6.60:1.00
           March 31, 2000

         April 1, 2000 -               5.80:1.00                 6.20:1.00
           June 30, 2000

         July 1, 2000 -                5.50:1.00                 5.90:1.00
           September 30, 2000

         October 1, 2000 -             5.20:1.00                 5.70:1.00
           December 31, 2000

         January 1, 2001 -             5.00:1.00                 5.50:1.00
           March 31, 2001

         April 1, 2001 -               4.80:1.00                 5.20:1.00
           June 30, 2001

         July 1, 2001 -                4.60:1.00                 4.90:1.00
           September 30, 2001

         October 1, 2001 -             4.40:1.00                 4.70:1.00
           December 31, 2001

         January 1, 2002 -             4.20:1.00                 4.50:1.00
           March 31, 2002


     B. MINIMUM CONSOLIDATED EBITDA. Company shall not permit Consolidated EBITDA for any four Fiscal Quarter period ending on any of the dates set forth below (or for any of the one, two or three consecutive Fiscal Quarter periods, as the case may be, occurring after January 1, 1999 and ending on or before September 30, 1999) to be less than the applicable correlative amount indicated in the relevant column below (depending on whether or not the Melbourne Asset Sale has been consummated on or before the last day of the applicable one, two, three or four-Fiscal Quarter period):


                                MINIMUM CONSOLIDATED     MINIMUM CONSOLIDATED
                                 EBITDA (BEFORE THE        EBITDA (AFTER THE
                DATE            MELBOURNE ASSET SALE)    MELBOURNE ASSET SALE)
         ------------------     ----------------------   ----------------------

           March 30, 1999              8,700,000                 7,400,000

           June 30, 1999              19,500,000                16,600,000

         September 30, 1999           34,900,000                29,900,000

         December 31, 1999            52,100,000                44,800,000

           March 30, 2000             55,900,000                47,500,000

           June 30, 2000              58,300,000                49,300,000

         September 30, 2000           60,700,000                51,300,000

         December 31, 2000            61,800,000                52,000,000

           March 30, 2001             62,500,000                53,000,000

           June 30, 2001              63,500,000                54,100,000

         September 30, 2001           65,500,000                55,700,000

         December 31, 2001            69,200,000                59,100,000

           March 31, 2002             70,300,000                60,000,000


     D. MINIMUM INTEREST  COVERAGE RATIO.  Company shall not permit the ratio of
     (i) Consolidated EBITDA MINUS Consolidated Capital Expenditures to (ii) Consolidated Interest Expense for any four-Fiscal Quarter period ending during any of the periods set forth below (or for any of the one, two or three consecutive Fiscal Quarter periods, as the case may be, occurring after January 1, 1999 and ending on or before September 30, 1999) to be less than the applicable correlative ratio indicated in the relevant column below (depending on whether or not the Melbourne Asset Sale has been consummated on or before the last day of the applicable one, two, three or four-Fiscal Quarter period):


                                   MINIMUM INTEREST         MINIMUM INTEREST
                                    COVERAGE RATIO           COVERAGE RATIO
               PERIOD           (BEFORE THE MELBOURNE     (AFTER THE MELBOURNE
                                     ASSET SALE)               ASSET SALE)
         ------------------     ----------------------    ---------------------

         January 1, 1999 -            0.00:1.00                 0.00:1.00
           March 31, 1999

         April 1, 1999 -              0.00:1.00                 0.00:1.00
           June 30, 1999

         July 1, 1999-                0.20:1.00                 0.15:1.00
           September 30, 1999

         October 1, 1999 -            0.70:1.00                 0.65:1.00
           December 31, 1999

         January 1, 2000 -            0.70:1.00                 0.60:1.00
           March 31, 2000

         April 1, 2000 -              0.80:1.00                 0.60:1.00
           June 30, 2000

         July 1, 2000 -               0.80:1.00                 0.70:1.00
           September 30, 2000

         October 1, 2000 -            0.90:1.00                 0.70:1.00
           December 31, 2000

         January 1, 2001 -            0.95:1.00                 0.70:1.00
           March 31, 2001

         April 1, 2001 -              1.00:1.00                 0.80:1.00
           June 30, 2001

         July 1, 2001 -               1.05:1.00                 0.85:1.00
           September 30, 2001

         October 1, 2001 -            1.10:1.00                 0.90:1.00
           December 31, 2001

         January 1, 2002 -            1.20:1.00                 1.00:1.00
           March 31, 2002


3.7  AMENDMENTS TO SUBSECTION  7.7:  RESTRICTION ON FUNDAMENTAL  CHANGES;  ASSET
     ---------------------------------------------------------------------------
     SALES AND ACQUISITIONS.
     ----------------------

          Subsection 7.7(vii) of the Credit Agreement is hereby amended by deleting it in its entirety and substituting therefor the following:

          "(vii) subject to subsection 7.13, Company and its Subsidiaries (a) may make Asset Sales constituting Specified Asset Sale/Financings or the Melbourne Asset Sale and (b) may make other Asset Sales of assets having a fair market value not in excess of $2,000,000 in the aggregate during the term of this Agreement; PROVIDED that (x) the consideration received for the assets that are the subject of any such Asset Sale described in the foregoing clause (a) or (b) shall be in an amount at least equal to the fair market value thereof; (y) at least 80% (or 100% in the case of the Melbourne Asset Sale) of the consideration received shall be cash; and (z) the proceeds of such Asset Sales shall be applied as required by subsection 2.4B(iii)(b),
          (c) or (d), as the case may be; and PROVIDED, FURTHER that, the Melbourne Asset Sale shall occur on or before December 31, 1999 and the consideration received therefor shall be in a net aggregate amount of not less than $37,500,000."

3.8  AMENDMENT TO SUBSECTION 7.17: RECEIVABLES PROGRAM.
     -------------------------------------------------

          Subsection 7.17 of the Credit Agreement is amended by deleting the reference to "subsection 2.4B(iii)(b)" contained therein and substituting therefor "subsection 2.4B(iii)(d)".

3.9  AMENDMENTS TO SECTION 8: EVENTS OF DEFAULT.
     ------------------------------------------
          Section 8 of the Credit Agreement is hereby amended by deleting ":" at the end of subsection 8.14 and substituting "; or" therefor, and by adding a new subsection 8.15 thereto as follows:

          "8.15 STONINGTON FUND'S FAILURE TO MAKE THE JANUARY 1999 EQUITY CONTRIBUTION.

                 Stonington Fund shall not have contributed the January 1999 Equity to Company on or before January 28, 1999, in cash in an aggregate amount of at least $20,000,000:"

SECTION 4. CONDITIONS TO EFFECTIVENESS

     Sections 1, 2 and 3 of this Amendment shall become effective only upon the prior or concurrent satisfaction of all of the following conditions (the date of satisfaction of such conditions being referred to herein as the "FIFTH AMENDMENT EFFECTIVE DATE"):

     A. COMPANY DOCUMENTS. On or before the Fifth Amendment Effective Date, Company shall deliver to Lenders (or to Administrative Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) the following, each, unless otherwise noted, dated the Fifth Amendment Effective Date:

          (i) Resolutions of its Board of Directors approving and authorizing the execution, delivery, and performance of this Amendment, certified as of the Fifth Amendment Effective Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment;

          (ii) Signature and incumbency certificates of its officers executing this Amendment;and

         (iii) Executed  copies of this  Amendment.

     B. FIRST AMENDMENT TO NEW CREDIT AGREEMENT. All conditions set forth in subsection 4 of that certain First Amendment and Limited Waiver to Credit Agreement dated as of December 31, 1998 by and among Company and New Lenders (the "FIRST AMENDMENT TO NEW CREDIT AGREEMENT") shall have been satisfied and the First Amendment to New Credit Agreement shall have become effective.

     C. OPINION OF COMPANY'S COUNSEL. Lenders shall have received originally executed copies of a favorable written opinion of Dan Hart, Esq., counsel for Company, in form and substance satisfactory to Administrative Agent and
     its  counsel,   dated  the  Fifth   Amendment   Effective  Date.

     D. OTHER PROCEEDINGS. On or before the Fifth Amendment Effective Date, all corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to Administrative Agent and such counsel, and Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request.

SECTION 5. COMPANY'S REPRESENTATIONS AND WARRANTIES

          In order to induce Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, Company represents and warrants to each Lender that the following statements are true, correct and complete:

     A. CORPORATE POWER AND AUTHORITY. Company has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Agreement (the "AMENDED AGREEMENT").

     B. AUTHORIZATION OF AGREEMENTS. The execution and delivery of this Amendment and the performance of the Amended Agreement have been duly authorized by all necessary corporate action on the part of Company.

     C. NO CONFLICT. The execution and delivery by Company of this Amendment and the performance by Company of the Amended Agreement do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Company or any of its Subsidiaries, the Certificate or Articles of Incorporation or Bylaws of Company or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on Company or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Company or any of its Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Company or any of its Subsidiaries (other than Liens created under any of the Loan Documents in favor of Agents on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Company or any of its Subsidiaries.

     D. GOVERNMENTAL CONSENTS. The execution and delivery by Company of this Amendment and the performance by Company of the Amended Agreement do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.

     E. BINDING OBLIGATION. This Amendment has been duly executed and delivered by Company, and this Amendment and the Amended Agreement are the legally valid and binding obligations of Company, enforceable against Company in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

     F. INCORPORATION OF REPRESENTATIONS AND WARRANTIES FROM CREDIT AGREEMENT. The representations and warranties contained in Section 5 of the Credit Agreement are and will be true, correct and complete in all material respects on and as of the Fifth Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.


     G. ABSENCE OF DEFAULT. (i) After giving effect to this Amendment, no event has occurred and is continuing that would constitute an Event of Default or a Potential Event of Default and (ii) no Event of Default or Potential Event of Default will result from the consummation of the transactions contemplated by this Amendment.

SECTION 6. MISCELLANEOUS

     A. Reference to and Effect on the Credit Agreement and the Other Loan Documents.

          (i) On and after the Fifth Amendment Effective Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

          (ii) Except as specifically amended or waived by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

          (iii)The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

     B. FEES AND EXPENSES. Company acknowledges that all costs, fees and expenses as described in subsection 10.2 of the Credit Agreement incurred by Administrative Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of Company.

     C. HEADINGS. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

     D. APPLICABLE LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

     E. COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered (whether in original form or by telecopy) shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Amendment (other than the provisions of
     Section 1-3 hereof, the effectiveness of which is governed by Section 4 hereof) shall become effective upon the execution of a counterpart hereof by Company, by Requisite Lenders and by Requisite Class Lenders of Lenders having Tranche B Term Loan Exposure and upon receipt by Company and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.


                  [Remainder of page intentionally left blank]

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

          COMPANY:

                                        DICTAPHONE CORPORATION


                                        By: /s/ JOSEPH D. SKRYZYPCZAK
                                           -------------------------------------
                                           Name:  Joseph D. Skryzypczak
                                           Title: Chief Operating Officer

               LENDERS:

                                        BANKERS TRUST COMPANY


                                        By: /s/ ROBERT R. TELESCA
                                           -------------------------------------
                                           Name:  Robert R. Telesca
                                           Title: Assistant Vice President



                                        NATIONSBANK, N.A. (CAROLINAS)


                                        By: /s/ CHRIS BARTON
                                           -------------------------------------
                                           Name:  Chris Barton
                                           Title: Vice President



                                        DK  ACQUISITION  PARTNERS,  L.P.
                                        by M.H. Davidson & Co.,
                                        its General Partner


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                        THE CHASE MANHATTAN BANK, N.A.


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:



                                        CAPTIVA FINANCE LTD.


                                        By: /s/ DAVID EGGLISHAW
                                           -------------------------------------
                                           Name:  David Egglishaw
                                           Title:



                                        CAPTIVA II FINANCE LTD.


                                        By: /s/ DAVID EGGLISHAW
                                           -------------------------------------
                                           Name:  David Egglishaw
                                           Title:



                                        CERES FINANCE LTD.


                                        By: /s/ DAVID EGGLISHAW
                                           -------------------------------------
                                           Name:  David Egglishaw
                                           Title:



                                        BEAR STEARNS INVESTMENT PRODUCTS, INC.


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                     MERRILL LYNCH SENIOR
                                     FLOATING RATE FUND, INC.


                                     By:
                                        -------------------------------------
                                        Name:
                                        Title:



                                     MERRILL LYNCH PRIME RATE PORTFOLIO


                                     By:
                                        -------------------------------------
                                        Name:
                                        Title:



                                     MERRILL LYNCH DEBT STRATEGIES PORTFOLIO,
                                     INC.


                                     By:
                                        -------------------------------------
                                        Name:
                                        Title:



                                     ML CBO IV (CAYMAN) LTD.

                                     By Highland Capital Management, L.P.
                                     as Collateral Manager


                                     By: /s/ JOSEPH DONDERO
                                        -------------------------------------
                                        Name:  Joseph Dondero
                                        Title: President
                                               Highland Capital Management, L.P.

                                     PAMCO CAPITAL

                                     By Highland Capital Management, L.P.
                                     as Collateral Manager


                                     By: /s/ JOSEPH DONDERO
                                        ----------------------------------------
                                        Name:  Joseph Dondero
                                        Title: President
                                               Highland Capital Management, L.P.



                                     PAMCO CAYMAN LTD.

                                     By Highland Capital Management, L.P.
                                     as Collateral Manager


                                     By: /s/ JOSEPH DONDERO
                                        ----------------------------------------
                                        Name:  Joseph Dondero
                                        Title: President
                                               Highland Capital Management, L.P.



                                     MORGAN STANLEY SENIOR FUNDING, INC.


                                     By: /s/ C. PUCILLO
                                        ----------------------------------------
                                        Name:  C. Pucillo
                                        Title:



                                     FRANKLIN MUTUAL ADVISORS, INC.


                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                        MERRILL LYNCH PIERCE,
                                        FENNER & SMITH INCORPORATED


                                        By: /s/ NEIL BRISSON
                                           -------------------------------------
                                           Name:  Neil Brisson
                                           Title: Director



                                        KZH-PAMCO LLC


                                        By: /s/ VIRGINIA CONWAY
                                           -------------------------------------
                                           Name:  Virginia Conway
                                           Title: Authorized Agent



                                        PPM AMERICA, INC.



                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:



                                        TD SECURITIES (USA), INC.


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title: